Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Class A common stock, par value $0.0001 per share (1)(2)	457(f)(2)	42,190,000	$3.33	(3)	$140,492,700	$0.00011020	$15,482.30
Carry Forward Securities
	Total Offering Amounts				$140,492,700				$15,482.30
	Total Fees Previously Paid								$0
	Total Fee Offsets								$0
	Net Fee Due								$15,482.30

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The number of shares of Class A common stock of Power & Digital Infrastructure Acquisition II Corp., par value $0.0001 per share (the “XPDB Class A Common Stock”), being registered includes up to 42,190,000 shares of XPDB Class A Common Stock estimated to be issued to Montana Technologies LLC’s equity holders in connection with the business combination described herein.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Montana Technologies, LLC (“Montana”) is a private company, no market exists for its equity and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the stated value of the Montana securities expected to be exchanged in the Merger.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.